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                                                                       Exhibit 5

         Law Offices
BALLARD SPAHR ANDREWS & INGERSOLL
201 South Main Street, Suite 1200
Salt Lake City, Utah  84111
         801-531-3000
      FAX: 801-531-3001



                                   January 3, 1996


Board of Directors
Oceanic Exploration Company
5000 South Quebec Street
Suite 450
Denver, Colorado


          RE:  OCEANIC EXPLORATION COMPANY
               REGISTRATION STATEMENT ON FORM SB-2


Gentlemen:


          We have acted as counsel to Oceanic Exploration Company, a Delaware corporation (the "Company"), in connection with the preparation and filing of an Amendment No. 2 to Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission on January 3, 1996 pertaining to the 6,001,000 shares of the Company's common stock, $.0625 par value (the "Shares") being registered in connection with the Company's Rights Offering described in the Registration Statement (the "Rights Offering").


          We have reviewed the Articles of Incorporation and Bylaws of the Company, resolutions of the board of directors of the Company, the Registration Statement and such other documents as we have deemed appropriate. As to factual matters we have relied upon a certificate supplied to us by an officer of the Company. In rendering the opinion expressed herein, we have assumed, without investigation, the validity of all documents and the accuracy of all information supplied to us by the Company.

          Based upon the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when the Registration Statement becomes effective and

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the Shares are issued and paid for in accordance with the Rights Offering, will have been duly authorized and will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,

                              BALLARD SPAHR ANDREWS & INGERSOLL